UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): July 23, 2008

Nephros, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Broadway New York, NY		10032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 781-5113

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 23, 2008, Nephros, Inc. (the “Company”) sold all of its auction rate securities (“ARS”), having an aggregate outstanding principal amount of approximately $4.1 million, for approximately $4.1 million in cash. As a result of such sale, the Company has exchanged non-current assets for current assets and has reversed the approximately $114,000 impairment loss on such ARS that it had recorded during the three months ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nephros, Inc.

Date: July 24, 2008	By:	/s/ Gerald J. Kochanski
Gerald J. Kochanski
Chief Financial Officer